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                             OLYMPIC FINANCIAL LTD.

                       COMPUTATION OF EARNINGS PER SHARE

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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                                                                      YEAR ENDED DECEMBER 31,
                                                           ---------------------------------------------
(Dollars in thousands, except per share amounts)               1994            1995            1996
                                                           -------------   -------------   -------------
PRIMARY:
Income before extraordinary item and preferred
  dividends..............................................  $       4,185   $      29,317   $      60,316
Less preferred dividends.................................         (2,300)         (2,213)         (1,152)
                                                           -------------   -------------   -------------
Net income before extraordinary item applicable to common
  stock..................................................          1,885          27,104          59,164
Less extraordinary item..................................             --          (3,856)             --
                                                           -------------   -------------   -------------
  Net income applicable to common stock..................  $       1,885   $      23,248   $      59,164
                                                           -------------   -------------   -------------
                                                           -------------   -------------   -------------
Weighted average number of common shares outstanding.....      9,842,173      17,261,810      30,897,426
Net effect of assumed exercise of stock options and
  warrants...............................................        976,735       2,767,959       2,168,047
                                                           -------------   -------------   -------------
Weighted average primary shares..........................     10,818,908      20,029,769      33,065,473
                                                           -------------   -------------   -------------
                                                           -------------   -------------   -------------
Net income per common share before extraordinary item....  $        0.17   $        1.35   $        1.79
Extraordinary item per common share......................             --           (0.19)             --
                                                           -------------   -------------   -------------
  Net income per common share............................  $        0.17   $        1.16   $        1.79
                                                           -------------   -------------   -------------
                                                           -------------   -------------   -------------

FULLY DILUTED:
Income before extraordinary item and preferred
  dividends..............................................  $       4,185   $      29,317   $      60,316
Less extraordinary item..................................             --          (3,856)             --
                                                           -------------   -------------   -------------
  Net income, as adjusted................................  $       4,185   $      25,461   $      60,316
                                                           -------------   -------------   -------------
                                                           -------------   -------------   -------------
Weighted average number of common shares outstanding.....      9,842,173      17,261,810      30,897,426
Net effect of assumed exercise of stock options and
  warrants...............................................      1,479,907       4,200,896       2,484,195
Net effect of assumed conversion of 8% Cumulative
  Convertible Exchangeable Preferred stock...............      5,361,300       4,993,170       3,068,374
                                                           -------------   -------------   -------------
Weighted average fully diluted shares....................     16,683,380      26,455,876      36,449,995
                                                           -------------   -------------   -------------
                                                           -------------   -------------   -------------
Net income per share before extraordinary item...........  $        0.17   $        1.11   $        1.65
Extraordinary item per share.............................             --           (0.15)             --
                                                           -------------   -------------   -------------
  Net income per share...................................  $        0.17   $        0.96   $        1.65
                                                           -------------   -------------   -------------
                                                           -------------   -------------   -------------
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(1) For the year ended December 31, 1994 the computation of fully diluted earnings per share results in an anti-dilutive earnings per share amount and is therefore reported equal to primary earnings per share.